Exhibit 10.17

FORM OF STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of                     ,             , is made by and among Toolrock Holding, Inc., a Delaware corporation (the “Company”) having a place of business at One Cranberry Hill, 750 Marrett Road, Suite 401, Lexington, MA 02421,                 , an individual residing in the                 , (the “Purchaser”), and Toolrock Investment, LLC, a Delaware limited liability company and stockholder of the Company (the “Parent”).

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms of Purchase. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, in accordance with the terms of this Agreement,                  shares of Common Stock (“Purchased Shares”) at a purchase price per share equal to $                 (the “Purchase Price”). On the date hereof, the Purchaser shall pay the Purchase Price to the Company by wire transfer of immediately available funds into an account designated in writing by the Company.

2. Company’s Repurchase Right; Restrictions on Transfer.

(a) Repurchase Right. In the event that for any reason the Purchaser no longer is an employee, director or consultant of the Company or an affiliate of the Company, the Company (or its designee) shall have the option, but not the obligation, to purchase from the Purchaser (or the Purchaser’s survivor), and, in the event the Company exercises such option, the Purchaser (or the Purchaser’s survivor) shall be obligated to sell to the Company (or its designee), at a price per Purchased Share equal to the Repurchase Price (as defined below), all or any part of the Purchased Shares (the “Repurchase Right”). The Company’s Repurchase Right shall be valid for a period of one hundred eighty (180) days commencing with the date of such termination of employment or service. Notwithstanding any other provision hereof, in the event the Company is prohibited during such one hundred eighty (180) day period from exercising its Repurchase Right by applicable law, then the time period during which such Repurchase Right may be exercised shall be extended until thirty (30) days after the Company is first not so prohibited. For purposes of this Agreement, “Repurchase Price” means a price per share equal to the greater of: (i) the Purchase Price (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event affecting the Common Stock) and (ii) the fair market value of each share of Common Stock as determined in good faith by the Board of Directors of the Company as of the date the Purchaser ceases to be an employee, director or consultant of the Company or an affiliate of the Company.

(b) Closing. In the event that the Company exercises the Repurchase Right, the Company shall notify the Purchaser, or, in the case of the Purchaser’s death, his or her Survivor,

in writing of its intent to repurchase the Purchased Shares. Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of the Repurchase Right. The notice shall specify the place, time and date for payment of the repurchase price (the “Closing”) and the number of Purchased Shares with respect to which the Company is exercising the Repurchase Right. The Closing shall be not less than ten (10) days nor more than sixty (60) days from the date of mailing of the notice, and the Purchaser or the Purchaser’s Survivor with respect to the Purchased Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the Repurchase Price shall be delivered to the Purchaser or the Purchaser’s Survivor and the Purchased Shares being repurchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Purchaser or the Purchaser’s Survivor.

(c) Escrow. The certificates representing all Purchased Shares acquired by the Purchaser hereunder shall be delivered to the Company and the Company shall hold such Purchased Shares in escrow as provided in this Subsection 2.1(c). In the event of a repurchase by the Company of Purchased Shares subject to the Repurchase Right or a sale of Purchased Shares pursuant to Section 3, the Company shall release from escrow and cancel a certificate for the number of Purchased Shares so repurchased. Any securities distributed in respect of the Purchased Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Purchased Shares.

(d) Prohibition on Transfer. The Purchaser recognizes and agrees that all Purchased Shares are subject to the Repurchase Right and may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Purchaser may transfer the Purchased Shares for no consideration to or for the benefit of the Purchaser’s Immediate Family (as defined below) (including, without limitation, to a trust for the benefit of the Purchaser’s Immediate Family or to a partnership or limited liability company for one or more members of the Purchaser’s Immediate Family) and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Purchaser’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Purchaser). The Company shall not be required to transfer any Purchased Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(d), or to treat as the owner of such Purchased Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Purchased Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(d).

(e) Failure to Deliver Purchased Shares to be Repurchased. In the event that the Purchased Shares to be repurchased by the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(c) above or otherwise and the Purchaser or the Purchaser’s Survivor fails to deliver such Purchased Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the Repurchase Price, such account to be turned over to the Purchaser or the Purchaser’s Survivor upon delivery of such Purchased Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Purchased Shares from the Purchaser to the Company (or its designee) and to treat the Purchaser and such Purchased Shares in all respects as if delivery of such Purchased Shares had been made as required by this Agreement The Purchaser hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(f) Termination of Restrictions. The provisions of Subsections (a) through (e) of this Section 2 shall terminate upon the consummation of a public offering of any of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in which offering the aggregate gross proceeds to the Company exceed $30,000,000 and in which the price per share of such securities equals or exceeds $3.00 (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event affecting the Common Stock) (a “Qualified Public Offering”).

(g) Lock-up. If, in connection with a registration statement filed by the Company pursuant to the Securities Act, the Company or its underwriter so requests, the Purchaser will agree not to sell any of his or her Purchased Shares for a period not to exceed one hundred eighty (180) days following the effectiveness of such registration statement; provided, that all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and substantially all officers and directors of the Company enter into similar agreements.

3. Take-Along and Bring-Along.

(a) Take-Along Rights. In the event that the Parent or the members of the Parent (the “Members”) receive a bona fide offer from a third party or parties other than any Affiliate of the Parent (the “Buyer”) to purchase all or any part of the shares of Company Common Stock owned by the Parent or membership interests of Parent owned by the Members (the “Take-Along Securities”), for a specified price payable in cash or otherwise and on specified terms and conditions (the “Take-Along Offer”), and the Parent or the Members, as applicable, proposes to sell or otherwise transfer the Take-Along Securities to the Buyer pursuant to the Take-Along Offer, the Purchaser shall have the right to sell to the Buyer, at the same price per share of Common Stock proposed to be sold (directly or beneficially, as the case may be) but considering the different economic rights of the membership interests in the Parent in relation to each other, and otherwise on the same terms and conditions as stated in the Take Along Offer, such number of Purchased Shares as is equal to the Take-Along Securities multiplied by the fully-diluted percentage beneficial ownership of the Company represented by the Purchased, Shares then owned by the Purchaser. Parent shall take such steps as are reasonably necessary to give effect to the provisions of this Section 3(a) as applicable to the Members.

(b) Notices of Offer and Intent to Participate. The Parent shall provide notice to the Purchaser stating the name of the Buyer, the terms of the Take-Along Offer and the period of time available to the Purchaser for notifying the Parent of its intent to participate in the sale (the

“Notice Period”). The Parent shall, if reasonably possible, provide the Purchaser with a Notice Period of up to thirty (30) days, but in no event will the Parent provide the Purchaser with a Notice Period of less than ten (10) days. If the Purchaser wishes to participate in any sale pursuant to Section 3(a), the Purchaser shall notify the Parent in writing of such intention as soon as practicable after receipt of the notice from the Parent and in any event within the Notice Period. If the Parent does not receive such notice from the Purchaser within the Notice Period, the Parent shall be free to consummate the proposed transaction without any obligation to include the Purchaser’s Purchased Shares in such transaction.

(c) Sale of Take-Along Securities. The Purchaser, if participating, shall sell to the Buyer all, or at the option of the Buyer, any part of the Purchased Shares proposed to be sold by it at not less than the price and upon other terms and conditions, if any, not more favorable to the Buyer than those stated in the Take-Along Offer; provided, however, that any purchase of less than all of the Common Stock of the Company by the Buyer shall be made from the Purchaser pro rata based upon the relative fully-diluted beneficial ownership of the Company represented by the Purchaser’s Purchased Shares.

(d) Bring-Along Obligation. In the event that (x) any person or group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) desires to acquire all or substantially all of the capital stock of the Company or equity interests in the Parent, whether directly or indirectly, by way of sale, lease or other transfer (in one transaction or a series of related transactions) or by way of merger, consolidation, combination, exchange or any similar transaction, (y) the Parent, or its successor-in-interest, or the Members, as applicable, desire to so transfer such capital stock to such person or group and (z) the Management Committee of the Parent approves such transaction and recommends it to the stockholders of the Company, the Purchaser agrees to sell, lease or transfer to, or exchange with, such third party on the terms offered by such third party, a percentage of the Purchased Shares owned by it equal to the percentage of the outstanding fully-diluted beneficial ownership of the Company being sold.

(e) Agreement to Vote. The Purchaser hereby agrees on behalf of itself and any permitted transferee or assignee of any Purchased Shares, to hold all of such Purchased Shares registered in its name subject to, and to vote such Purchased Shares as instructed by the Parent at any regular or special meeting (or by written consent in lieu thereof) of stockholders of the Company, for any purpose whatsoever, ordinary or extraordinary, including, without limitation, (i) amending or restating the Articles of Incorporation or By-laws of the Company; (ii) approving any merger, consolidation, recapitalization, reorganization of the Company in which all holders of Common Stock are treated in the same manner or any sale, lease or exchange of all or any part of the assets of the Company, and taking any and all action in connection therewith that may be properly taken by the stockholders of the Company; (iii) electing the directors of the Company and increasing or decreasing the number of directors constituting the entire board of directors of the Company; and (iv) approving any stock option or similar plan presented to the stockholders of the Company for approval.

(f) Grant of Proxy. The Purchaser hereby grants to the Parent a proxy coupled with an interest in all Purchased Shares owned from time to time by the Purchaser, which proxy shall be irrevocable until it terminates in accordance with the terms hereof, to vote all such Purchased Shares in the manner provided in Section 3(e).

(g) Termination of Rights. The provisions of (a) through (f) of this Section 3 shall terminate upon the consummation of a Qualified Public Offering.

4. Legend. In addition to any legend required pursuant to applicable law, all certificates representing the Purchased Shares to be issued to the Purchaser pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Stock Purchase Agreement dated as of                              with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

5. Purchase for Investment; Securities Law Compliance. If the offering and sale of the Purchased Shares have not been effectively registered under the Securities Act, (a) the Purchaser hereby represents and warrants that he or she is acquiring the Purchased Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Purchased Shares, and (b) the Purchaser specifically acknowledges and agrees that any sales of Purchased Shares shall be made in accordance with the requirements of the Securities Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Purchaser shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Purchased Shares issued:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

6. Rights as a Stockholder. The Purchaser shall have all the rights of a stockholder with respect to the Purchased Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein. The Purchaser acknowledges and agrees that nothing herein is intended to give the Purchaser any right to continued employment by the Company.

7. Equitable Relief. The Purchaser specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Purchased Shares by the Purchaser in violation of this Agreement, monetary damages may not be adequate to compensate the Company or the Parent, as applicable, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company and the Parent shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company or the Parent from pursuing any other remedies available to it for any such breach or threatened breach.

8. Notices. Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Toolrock Holding, Inc.

One Cranberry Hill

750 Marrett Road, Suite 401

Lexington, MA 02421

If to the Parent:

Toolrock Holding, Inc.

One Cranberry Hill

750 Marrett Road, Suite 401

Lexington, MA 02421

If to the Purchaser:

_________________________

_________________________

_________________________

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

9. Benefit of Agreement. Subject to the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. Neither party shall assign their rights or obligations under this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of Delaware and agree that such litigation shall be conducted in the courts of Newcastle County, Delaware or the federal courts of the United States for the District of Delaware.

11. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

12. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

13. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be amended, waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

14. Consent of Spouse. If the Purchaser is married as of the date of this Agreement, the Purchaser’s spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Purchased Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Purchaser marries or remarries subsequent to the date hereof, the Purchaser shall, not later than 60 days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit A hereto.

15. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The Company:	TOOLROCK HOLDING, INC.

By:
Name:
Title:

The Parent:	TOOLROCK INVESTMENT, LLC

By:
Name:
Title:

The Purchaser:

EXHIBIT A

CONSENT OF SPOUSE

I,                  , spouse of                  , acknowledge that I have read the STOCK PURCHASE AGREEMENT dated as of December 7, 2006 (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Purchased Shares granted to my spouse pursuant to the Agreement are subject to, among other things, a Repurchase Right in favor of Latrobe Steel Company (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Purchased Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Purchased Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest. I may have in the Purchased Shares shall be similarly bound by the Agreement.

I agree to the Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Purchased Shares by the Company and the sale of the Purchased Shares by my spouse or my spouse’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Purchased Shares by an outright bequest of the Purchased Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Purchased Shares as it would have had pursuant to the Agreement if I had acquired the Purchased Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the              day of                     .

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